DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity # E0250632006-7
Document Number: 20060643636-46

Date Filed: 10/5/2006 11:45:42 AM
In the office of

Dean Heller
Secretary of State

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(PURSUANT TO NRS 78,78A, 80, 81, 82, 84, 86, 87, 88, 88A, 89 and 92A)

Important: Read attached instructions before completing form.

Certificate of Correction

(Pursuant to NRS 78, 78A, 80, 81, 82, 84, 86, 87, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

BUCKINGHAM EXPLORATION INC.

2. Description of the original document for which correction is being made:

ARTICLES OF INCORPORATION

3. Filing date of the original document for which correction is being made: 04/04/2006

4. Description of the inaccuracy or defect.

THE PAR VALUE OF THE COROPRATION WAS LISTED WRONG

5. Correction of the inaccuracy or defect.

#3- SHARES:
Number of Shares with par value: 20,000,000 preferred and 80,000,000 common all with a par value of $.0001

6. Signature:

Authorized Signature	Title *	Date
[signature]	Incorporator	10/05/06

*If entity is a Corporation, it must be signed by an Officer if stock has been issued, OR an Incorporator or Director if stock has not been issued; a Limited -Liability Company, by a manager or managing members; a Limited Partnership or Limited-Liability Limited Partnership, by a General Partner; a Limited-Liability Partnership, by a Managing Partner; a Business Trust, by a Trustee.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.